EXHIBIT 99.1

Nixxy Details Strategic Growth, JustGot2HaveIt Acquisition Updates, and CognoGroup Spin-Off Record Date

New York, NY, November 1, 2024— Nixxy, Inc, (Nasdaq: NIXX), or the Company, today provided an update to its previously announced letter of intent to acquire the wholesale gifts business JustGot2HaveIt, Inc. (“JG”), as filed on Form 8-K on October 24, 2024 (the "Letter of Intent"), further detailing strategic elements of this acquisition and clarifying its plans for an impending spin-off.

Strategic Acquisition Approach

The Letter of Intent aligns with Nixxy’s strategic focus on acquiring businesses positioned for digital transformation. The wholesale gifts industry, in which JG operates, currently primarily relies on outdated sales technology, including a 30-year-old sales application tool. This acquisition represents an opportunity for Nixxy to potentially enhance efficiency and growth potential in the gifts sector through technology-driven improvements.

With an estimated market size of over $24.5 billion in annual sales (IBIS World), the wholesale gifts market presents opportunities for modernization and efficiency gains. Through this planned acquisition, Nixxy aims to introduce a next-generation order management system, an automated platform for onboarding brands and stores, an online marketplace, and AI-driven business processes designed to be user-friendly for small business owners. These initiatives are anticipated to streamline operations and improve customer engagement.

JG’s revenue in 2024 is expected to exceed $10 million, with over $4 million in gross profit, based on preliminary projections. This acquisition meets Nixxy’s broader strategic objectives and represents a potential opportunity for growth and efficiency gains.

Nixxy anticipates closing the JG acquisition, contingent on satisfactory due diligence and other regulatory approvals, in January 2025.

Record Date for CognoGroup Spinoff

Nixxy announced that November 15, 2024 would be the record date for its previously-announced spin-off of its shares of Atlantic Energy Solutions (OTC:AESO), which will be renamed CognoGroup following the spin-off. Only shareholders of record as of November 15, 2024, will be eligible to receive the distribution of CognoGroup shares as part of the upcoming spin-off. The payable date for the spin-off is expected to be in January 2025.

1

Investors representing approximately 75% of Nixxy's currently outstanding shares have verbally waived participation in the distribution of the spin-out shares. This exclusion benefits other shareholders by preserving equity allocation.

Growth Strategy

To further expand on its growth strategy, Nixxy highlighted five key priorities:

•	Three-Year Plan: Targeting an enterprise value potentially exceeding $1 billion over the next 36 months, depending on market conditions and the successful execution of the Company’s strategy.

•	Industry Focus: Prioritizing sectors where technology can enhance operations and efficiencies.

•	Acquisition Criteria: Seeking businesses with projected revenues between $10 million and $100 million and gross profit margins of 40% or higher.

•	Technology Focus: Utilizing practical and results-oriented Artificial Intelligence platforms to decipher, analyze, and leverage data.

•

Leveraging Licensing Agreement With GoLogiq’s Radix AI Platform: Nixxy has entered into a global exclusive licensing agreement with GoLogiq, Inc. to utilize Radix AI, a platform built in 2016 and continuously enhanced, to help small businesses leverage AI for business processes, inventory, and order management.

About Nixxy

Nixxy (Nasdaq: NIXX) is committed to transforming traditional markets through advanced technology and data-driven insights. By acquiring cornerstone businesses in established industries and evolving their operations with innovative solutions, Nixxy aims to unlock potential growth opportunities. The Company focuses on sectors poised for digital innovation, leveraging data and technology to potentially disrupt conventional business models.

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company's business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as ‘anticipates,’ ‘believes,’ ‘expects,’ ‘intends,’ ‘plans,’ and ‘may,’ or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company's current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, as they involve inherent risks and uncertainties. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

2

Third-Party Data Disclaimer

The financial information regarding the target company's gross merchandise volume, revenues, and profitability presented in this press release is based on data provided by third-party sources and the target company itself. While Nixxy has made reasonable efforts to verify the accuracy of this information, the Company cannot guarantee its completeness or reliability. This data is subject to further due diligence, and actual financial results may differ materially. Investors are advised not to place undue reliance on this information when making investment decisions. Nixxy disclaims any obligation to update or revise this information, except as required by law.

No Offer or Solicitation Disclaimer

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with the Company's business and the spin-out transaction described herein, including but not limited to: the uncertainty surrounding the timing of the spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company's operations; and other risks detailed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including those contained in the Company's Form 10-K/A filed with the SEC on August 14, 2024.

The waiver of participation by certain investors is based on their own strategic considerations and should not be interpreted as a reflection of CognoGroup's future performance or valuation. Remember that all investments carry risk, including the potential loss of principal. Investing in smaller or emerging companies like CognoGroup may involve heightened risks and uncertainties.

Trademarks and Intellectual Property

All trademarks, service marks, and trade names used in this press release are the property of their respective owners. No endorsement by these parties is implied.

Investor Contact Information

For further information, investors are encouraged to review Nixxy's filings with the SEC, available at www.sec.gov, or contact the Company's Investor Relations department at IR@nixxy.com.

SOURCE: Nixxy, Inc.

3